EXHIBIT 99.1

PRESS RELEASE OF PAYCHEX, INC. DATED SEPTEMBER 24, 2012

PAYCHEX, INC. REPORTS FIRST QUARTER RESULTS

September 24, 2012

FIRST QUARTER FISCAL 2013 HIGHLIGHTS

•	Total service revenue increased 3% to $568.1 million.

•	Payroll service revenue increased 1% to $385.9 million.

•	Human Resource Services revenue increased 7% to $182.2 million.

•	Operating income and operating income, net of certain items, both increased 4% to $238.0 million and $227.9 million, respectively.

•	Net income increased 3% to $153.1 million and diluted earnings per share increased 2% to $0.42 per share.

ROCHESTER, NY, September 24, 2012 — Paychex, Inc. (“Paychex,” “we,” “our,” or “us”) (NASDAQ:PAYX) today announced total revenue of $578.2 million for the three months ended August 31, 2012 (the “first quarter”), an increase of 3% from $563.1 million for the same period last year. Net income increased 3% to $153.1 million and diluted earnings per share increased 2% to $0.42 per share.

Martin Mucci, President and Chief Executive Officer, commented, “The first quarter has fiscal 2013 off to a good start with results meeting our expectations. Our client base continued to improve, checks per payroll continued to increase, and our client retention is near a historic high. Growth rates reflect fluctuations in the frequency of payroll processing compared to the same period last year. For fiscal 2013, we have reaffirmed our financial guidance.”

Payroll service revenue increased 1% to $385.9 million for the first quarter compared to the same period last year. Checks per payroll increased 2.0% for the first quarter compared to 2.4% for the same period last year. Revenue per check grew modestly, impacted by price increases, partially offset by discounting. Growth was tempered by the impact of greater payroll processing per day in the same period last year.

Human Resource Services (“HRS”) revenue increased 7% to $182.2 million for the first quarter compared to the same period last year. The following factors contributed to this growth:

•

Paychex HR Solutions revenue was positively impacted by the favorable trend in checks per payroll, price increases, and growth in both clients and client employees. The rate of growth for Paychex HR Solutions revenue was tempered by lower client employees within our professional employer organization and product mix.

•

Insurance services revenue, including our health and benefits services and our workers’ compensation payment services, increased 21% for the first quarter compared to the same period last year. This result has benefited from the growth in health and benefits services applicants and increases in both clients and premiums in workers’ compensation insurance services.

•

Retirement services revenue was positively impacted by client growth and an increase in the average asset value of retirement services client employees’ funds, offset partially by the impact from a shift in the mix of assets within these funds to investments that earn lower fees from external fund managers.

•	Products that primarily support our Major Market Services clients through our software-as-a-service solution also contributed to growth in revenue.

Total expenses increased 2% to $340.2 million for the first quarter compared to the same period last year. We continued our investment in product development and supporting technology, with those expenses growing at a faster rate than total expenses during the first quarter. This was offset by increased productivity within operations, which has allowed us to maintain solid operating margins.

For the first quarter, our operating income was $238.0 million, an increase of 4% from the same period last year. Operating income, net of certain items, (see Note 1 on page 3 for further description of this Non-GAAP financial measure) also increased 4% to $227.9 million for the first quarter compared to $218.6 million for the same period last year.

	For the three months ended August 31,
$ in millions	2012	2011	Change
Operating income	$238.0	$229.7	4%
Excluding interest on funds held for clients	(10.1)	(11.1)	(9%)

Operating income, net of certain items	$227.9	$218.6	4%

Operating income, net of certain items, as a percent of total service revenue	40.1%	39.6%

Interest on funds held for clients decreased 9% to $10.1 million for the first quarter, compared to the same period last year. This was due to lower average interest rates earned, offset by a 1% increase in average investment balances. The increase in average investment balances was related to favorability in checks per payroll and payroll tax administration services clients, offset somewhat by calendar impacts. The decrease in average interest rates earned resulted from declines in average yields on high credit quality financial securities. Also, the lower rate of return reflected the mix in the short-term investment portfolio, with a greater percentage of the portfolio invested in tax-exempt securities. Tax-exempt securities typically earn a lower rate of return, but are expected to lower income tax expense on interest earned. Investment income, net, increased 30% to $1.9 million for the first quarter.

Average investment balances and interest rates are summarized below:

	For the three months ended August 31,
$ in millions	2012	2011	Change
Average investment balances:
Funds held for clients	$3,302.0	$3,258.4	1%
Corporate investments	$766.3	$646.9	18%

Average interest rates earned (exclusive of net realized gains):
Funds held for clients	1.2%	1.4%
Corporate investments	1.0%	0.9%

Total net realized gains	$0.2	$0.1

Our investment strategy focuses on protecting principal and optimizing liquidity. Yields on high quality instruments remain low, negatively impacting our income earned on funds held for clients and corporate investments. A substantial portion of our portfolios is invested in high credit quality securities with AAA and AA ratings, and with A-1/P-1 ratings on short-term securities.

The available-for-sale securities within the funds held for clients and corporate investment portfolios reflected a net unrealized gain of $58.8 million as of August 31, 2012, compared with a net unrealized gain of $59.5 million as of May 31, 2012. During the first quarter, the net unrealized gain on our investment portfolios ranged from $54.0 million to $63.4 million. The net unrealized gain on our investment portfolios was approximately $58.4 million as of September 20, 2012.

OUTLOOK

Our outlook for the fiscal year ending May 31, 2013 (“fiscal 2013”) is based upon current market, economic, and interest rate conditions continuing with no significant changes. Our expected full year fiscal 2013 payroll revenue growth rate is based upon anticipated client base growth, offset by an expected lower rate of growth in checks per payroll, and modest increases in revenue per check. HRS revenue growth is expected to remain in line with our historical organic experience. Prior acquisitions are expected to have minimal impact on projected revenue growth rates for fiscal 2013.

Our reaffirmed guidance is as follows:

	Low		High
Payroll service revenue	3%	—	4%
HRS revenue	9%	—	11%
Total service revenue	5%	—	6%
Interest on funds held for clients	(8%)	—	(6%)
Investment income, net	25%	—	35%
Net income	5%	—	7%

Operating income, net of certain items, as a percent of total service revenue is expected to approximate 37% for fiscal 2013. The effective income tax rate for fiscal 2013 is expected to approximate the first quarter tax rate.

Interest on funds held for clients and investment income for fiscal 2013 are expected to continue to be impacted by changes in the interest rate environment. Our rate of return will be impacted by an anticipated change in mix in our short-term portfolio to a greater percentage of tax-exempt securities. Tax exempt securities typically earn a lower rate of return, but are expected to lower income tax expense on interest earned. Investment income is expected to benefit from ongoing investment of cash generated from operations.

Note 1: In addition to reporting operating income, a United States (“U.S.”) generally accepted accounting principle (“GAAP”) measure, we present operating income, net of certain items, which is a non-GAAP measure. We believe operating income, net of certain items, is an appropriate additional measure, as it is an indicator of our core business operations performance period over period. It is also the basis of the measure used internally for establishing the following year’s targets and measuring management’s performance in connection with certain performance-based compensation payments and awards. Operating income, net of certain items, excludes interest on funds held for clients. Interest on funds held for clients is an adjustment to operating income due to the volatility of interest rates, which are not within the control of management. Operating income, net of certain items, is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission (“SEC”). As such, it should not be considered as a substitute for the GAAP measure of operating income and, therefore, should not be used in isolation, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

QUARTERLY REPORT ON FORM 10-Q

Our Quarterly Report on Form 10-Q (“Form 10-Q”) is normally filed by the close of business on the same day as this press release is issued, and is available at www.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

CONFERENCE CALL

Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for September 25, 2012 at 10:30 a.m. Eastern Time, at http://investor.paychex.com/webcasts. The webcast will also be archived for approximately one month. Our news releases, current financial information, SEC filings, and investor presentation are also accessible at www.paychex.com.

For more information, contact:

Investor Relations:	Efrain Rivera, CFO, or Terri Allen	585-383-3406
Media Inquiries:	Becky Cania	585-387-6337

ABOUT PAYCHEX

Paychex, Inc. is a leading provider of payroll, human resource, and benefits outsourcing solutions for small- to medium-sized businesses. The company offers comprehensive payroll services, including payroll processing, payroll tax administration, and employee pay services, including direct deposit, check signing, and Readychex®. Human Resource Services include 401(k) plan recordkeeping, section 125 plans, a professional employer organization, time and attendance solutions, and other administrative services for business. A variety of business insurance products, including group health and workers’ compensation, are made available through Paychex Insurance Agency, Inc. Paychex, Inc. was founded in 1971. With headquarters in Rochester, New York, the company has more than 100 offices and serves approximately 567,000 payroll clients as of May 31, 2012. For more information about Paychex, Inc. and our products, visit www.paychex.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS PURSUANT TO THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain written and oral statements made by us may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements can be identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial conditions may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•

general market and economic conditions including, among others, changes in U.S. employment and wage levels, changes to new hiring trends, legislative changes to stimulate the economy, changes in short- and long-term interest rates, changes in the fair value and the credit rating of securities held by us, and accessibility of financing;

•	changes in demand for our services and products, ability to develop and market new services and products effectively, pricing changes and the impact of competition;

•	changes in the availability of skilled workers;

•

changes in the laws regulating collection and payment of payroll taxes, professional employer organizations, and employee benefits, including retirement plans, workers’ compensation, health insurance, state unemployment, and section 125 plans;

•	changes in health insurance and workers’ compensation rates and underlying claims trends;

•	changes in technology that adversely affect our products and services and impact our ability to provide timely enhancements to services and products;

•	the possibility of a security breach that disrupts operations or exposes client confidential data;

•	the possibility of failure of our operating facilities, computer systems, and communication systems during a catastrophic event;

•	the possibility of third-party service providers failing to perform their functions;

•	the possibility of a failure of internal controls or our inability to implement business processing improvements;

•

the possibility that we may be subject to liability for violations of employment or discrimination laws by our clients and acts or omissions of client employees who may be deemed to be our agents, even if we do not participate in any such acts or violations; and

•	potentially unfavorable outcomes related to pending legal matters.

Any of these factors, as well as such other factors as discussed in our periodic filings with the SEC, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time, and any forward-looking statement made by us in this document speaks only as of the date on which it is made. We undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended August 31,
	2012	2011	Change
Revenue:
Payroll service revenue	$385.9	$382.3	1%
Human Resource Services revenue	182.2	169.7	7%

Total service revenue	568.1	552.0	3%
Interest on funds held for clients (1)	10.1	11.1	(9%)

Total revenue	578.2	563.1	3%

Expenses:
Operating expenses	164.2	164.1	—
Selling, general and administrative expenses	176.0	169.3	4%

Total expenses	340.2	333.4	2%

Operating income	238.0	229.7	4%

Investment income, net (1)	1.9	1.5	30%

Income before income taxes	239.9	231.2	4%

Income taxes	86.8	82.3	6%

Net income	153.1	148.9	3%

Basic earnings per share	$0.42	$0.41	2%

Diluted earnings per share	$0.42	$0.41	2%

Weighted-average common shares outstanding	363.0	362.2

Weighted-average common shares outstanding, assuming dilution	363.8	362.8

Cash dividends per common share	$0.32	$0.31	3%

Other comprehensive (loss)/income, net of tax:
Unrealized (losses)/gains on securities, net of tax	(0.4)	6.7

Comprehensive income	$152.7	$155.6	(2%)

(1)

Further information on interest on funds held for clients and investment income, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subheadings “Results of Operations” and “Market Risk Factors.” These filings are accessible at our website www.paychex.com.

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amount)

	August 31, 2012	May 31, 2012
ASSETS
Cash and cash equivalents	$149.0	$108.8
Corporate investments	241.9	207.5
Interest receivable	24.0	30.6
Accounts receivable, net of allowance for doubtful accounts	153.1	142.4
Deferred income taxes	—	1.6
Prepaid income taxes	—	5.6
Prepaid expenses and other current assets	36.3	35.2

Current assets before funds held for clients	604.3	531.7
Funds held for clients	3,696.1	4,544.2

Total current assets	4,300.4	5,075.9
Long-term corporate investments	480.4	473.7
Property and equipment, net of accumulated depreciation	326.9	324.3
Intangible assets, net of accumulated amortization	51.3	55.8
Goodwill	517.4	517.4
Deferred income taxes	30.5	29.2
Other long-term assets	4.0	3.3

Total assets	$5,710.9	$6,479.6

LIABILITIES
Accounts payable	$40.7	$69.7
Accrued compensation and related items	115.4	130.9
Deferred revenue	2.7	3.0
Accrued income taxes	61.0	—
Deferred income taxes	19.5	13.9
Other current liabilities	33.5	33.8

Current liabilities before client fund obligations	272.8	251.3
Client fund obligations	3,646.9	4,494.4

Total current liabilities	3,919.7	4,745.7
Accrued income taxes	42.2	35.9
Deferred income taxes	45.3	40.6
Other long-term liabilities	48.3	52.9

Total liabilities	4,055.5	4,875.1

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares;
Issued and outstanding: 363.5 shares as of August 31, 2012
and 362.6 shares as of May 31, 2012, respectively.	3.6	3.6
Additional paid-in capital	581.5	561.1
Retained earnings	1,033.0	1,002.1
Accumulated other comprehensive income	37.3	37.7

Total stockholders’ equity	1,655.4	1,604.5

Total liabilities and stockholders’ equity	$5,710.9	$6,479.6

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the three months ended August 31,
	2012	2011
OPERATING ACTIVITIES
Net income	$153.1	$148.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization on property and equipment and intangible assets	24.1	24.2
Amortization of premiums and discounts on available-for-sale securities	13.3	10.3
Stock-based compensation costs	6.4	6.6
Provision for deferred income taxes	10.2	10.8
Provision for allowance for doubtful accounts	0.2	0.2
Net realized gains on sales of available-for-sale securities	(0.2)	(0.1)
Changes in operating assets and liabilities:
Interest receivable	6.6	7.3
Accounts receivable	(10.9)	(37.0)
Prepaid expenses and other current assets	4.5	(2.2)
Accounts payable and other current liabilities	10.3	21.2
Net change in other assets and liabilities	0.1	(3.0)

Net cash provided by operating activities	217.7	187.2

INVESTING ACTIVITIES
Purchases of available-for-sale securities	(5,228.6)	(1,653.5)
Proceeds from sales and maturities of available-for-sale securities	4,865.8	2,095.9
Net change in funds held for clients’ money market securities and other cash equivalents	1,156.8	(23.4)
Purchases of property and equipment	(22.0)	(20.2)
Purchases of other assets	(0.1)	(0.8)

Net cash provided by investing activities	771.9	398.0

FINANCING ACTIVITIES
Net change in client fund obligations	(847.5)	(479.7)
Dividends paid	(116.4)	(112.4)
Proceeds from and excess tax benefit related to stock-based awards	14.5	1.0

Net cash used in financing activities	(949.4)	(591.1)

Increase/(decrease) in cash and cash equivalents	40.2	(5.9)
Cash and cash equivalents, beginning of period	108.8	119.0

Cash and cash equivalents, end of period	$149.0	$113.1